Exhibit 10.2

PROMISSORY NOTE (AHAC)

$13,716,000.00	April 29, 2014

FOR VALUE RECEIVED, and at all times hereafter specified, AMBERGLEN PROPERTIES LIMITED PARTNERSHIP, an Oregon limited partnership (“Maker”), having an address of 520 SW Sixth Avenue, Portland, Oregon 97204, Attention: Matt Felton, promises to pay to the order of AMERICAN HOME ASSURANCE COMPANY, a New York Corporation (“AHAC” and its successors and/or assigns, collectively referred to as “Holder”), having an address at c/o AIG Investments, 777 S. Figueroa Street, 16th Floor, Los Angeles, California 90017-5800, or at such other address as may be designated from time to time hereafter by any Holder, the principal sum of THIRTEEN MILLION SEVEN HUNDRED SIXTEEN THOUSAND and 00/100 Dollars ($13,716,000.00), together with interest on the principal balance outstanding from time to time, as hereinafter provided, in lawful money of the United States of America in accordance with this Promissory Note (AHAC) (the “AHAC Note”) and the other Loan Documents (as defined below).

By its execution and delivery of this AHAC Note, Maker covenants and agrees as follows:

1. Interest Rate and Payments.

(a) The balance of principal outstanding from time to time under this AHAC Note shall bear interest at the rate of four and thirty eight hundredths of one percent (4.38%) per annum (the “Original Interest Rate”), computed on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each; however, interest for partial months shall be calculated by multiplying the principal balance of this AHAC Note by the applicable interest rate (i.e., the Original Interest Rate or the New Rate (hereinafter defined)), dividing the product by three hundred sixty (360), and multiplying that result by the actual number of days elapsed.

(b) Interest only on this AHAC Note shall be payable on the date hereof, in advance, for the period from and including the date hereof through and including April 30, 2014 (the “Stub Interest Period”).

(c) Commencing on June 1, 2014, and on the first day of each month thereafter through and including the first day of the calendar month immediately preceding the Maturity Date, combined payments of principal and interest shall be payable, in arrears, in the amount of $68,522.42 each (such amount representing an amount sufficient to fully amortize the original principal amount of this AHAC Note over a thirty (30) year period (the “Amortization Period”)).

(d) The entire outstanding principal balance, and all other amounts due under this AHAC Note and the other Loan Documents, together with all accrued and unpaid interest thereon, shall be due and payable in full on May 1, 2019 (the “Maturity Date”).

2. Holder’s Extension Option; Net Operating Income. The provisions of this Section 2 concern the election of Holder to extend the term of the loan evidenced by this AHAC Note (the “Loan”) for the Extension Term (as defined below) and certain obligations of Maker during the Extension Term.

(a) If Maker shall fail to pay the outstanding principal balance of this AHAC Note and all accrued interest and other charges due hereon and all other amounts due under the Loan Documents, at the Maturity Date, Holder shall have the right, at Holder’s sole option and in Holder’s sole discretion, to extend the term of the Loan for an additional period of five (5) years (the “Extension Term”) and require Maker to make additional monthly payments of Net Operating Income (as hereinafter defined) to the extent provided in Section 2(e) of this AHAC Note. If Holder elects to extend the term of the Loan pursuant to this Section 2, Maker shall pay all actual out-of-pocket fees of Holder incurred in connection with such extension, including, but not limited to, reasonable attorneys’ fees and title insurance premiums. Maker shall execute all documents reasonably requested by Holder to evidence and secure the Loan, as extended, and shall obtain and provide to Holder any title insurance policy or endorsement to Holder’s title insurance policy requested by Holder. If Holder elects to extend the term of the Loan for the Extension Term, no “Event of Default” shall be deemed to exist solely by reason of the failure by Maker to pay such outstanding principal balance, and all other amounts due under this AHAC Note and the other Loan Documents, together with all accrued and unpaid interest thereon, on the Maturity Date.

(b) Should Holder elect to extend the term of the Loan as provided above, Holder shall: (i) reset the interest rate borne by the then-existing principal balance of the Loan to a rate per annum (the “New Rate”) equal to the greater of (A) the Original Interest Rate, or (B) Holder’s (or comparable lenders’, if Holder is no longer making such loans) then-prevailing interest rate for five (5) year loans secured by properties similar to the Property (as hereinafter defined), as determined by Holder in its sole discretion; (ii) re-amortize the then-outstanding principal balance of the Loan over the then-remaining portion of the Amortization Period; (iii) have the right to require Maker to enter into modifications of the non-economic terms of the Loan Documents as Holder may reasonably request (the “Non-Economic Modifications”); and (iv) notwithstanding any provision set forth in the Loan Documents to the contrary, have the right to require Maker to make monthly payments into escrow for insurance premiums and real property taxes, assessments and similar governmental charges. Hence, monthly principal and interest payments during the Extension Term shall be based upon the New Rate, in an amount that would be sufficient to fully amortize the outstanding principal balance of the Loan over the then-remaining portion of the Amortization Period, if such amortization were based on a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each.

(c) If Holder elects to extend the term of the Loan as provided in this Section 2, Holder shall advise Maker of the New Rate on or prior to the Maturity Date.

(d) In addition to the required monthly payments of principal and interest set forth above, commencing on the first day of the second month following the Maturity Date and continuing on the first day of each month thereafter during the Extension Term (each an “Additional Payment Date”), Maker shall make monthly payments to Holder in an amount equal to all Net Operating Income (hereinafter defined) attributable to the Property for the calendar month ending on the last day of the month that is two months preceding each such Additional Payment Date. For example, assuming the Maturity Date is January 1, then Net Operating Income for the period from January 1 through January 31 shall be payable to Holder on March 1; Net Operating Income for the period from February 1 through February 28 shall be payable to Holder on April 1, and so on.

(e) All such Net Operating Income received from Maker shall be held by, and in the possession of, Holder or Holder’s servicer, and shall be deposited into an account or accounts maintained at a financial institution chosen by Holder or Holder’s servicer (the “Deposit Account”) and all such funds shall be invested in a manner acceptable to Holder. All interest, dividends and earnings credited to the Deposit Account shall be held and applied in accordance with the terms hereof.

(f) On the third Additional Payment Date and on each third Additional Payment Date thereafter, Holder shall apply all Excess Funds (hereinafter defined), if any, (i) first, to the payment of any past due amounts under this AHAC Note or any other other Loan Document, and (ii) then, to the prepayment of any amounts due under this AHAC Note or any other Loan Document in such order and manner as determined by Holder, without premium or penalty.

(g) As security for the repayment of the Loan and the performance of all other obligations of Maker under the Loan Documents, Maker hereby assigns, pledges, conveys, delivers, transfers and grants to Holder a first priority security interest in and to: (i) all Maker’s right, title and interest in and to the Deposit Account; (ii) all rights to payment from the Deposit Account and the money deposited therein or credited thereto (whether then due or in the future due and whether then or in the future on deposit); (iii) all interest thereon; (iv) any certificates, instruments and securities, if any, representing the Deposit Account; (v) all claims, demands, general intangibles, choses in action and other rights or interests of Maker in respect of the Deposit Account; (vi) any monies then or at any time thereafter deposited therein; and (vii) any increases, renewals, extensions, substitutions and replacements thereof and all proceeds of the foregoing.

(h) From time to time, but not more frequently than monthly, Maker may request a disbursement (a “Disbursement”) from the Deposit Account for capital expenses, furniture, fixtures and equipment, tenant improvement expenses, leasing commissions and special contingency expenses. Holder may consent to or deny any such Disbursement in its sole discretion.

(i) During the existence of any Event of Default (hereinafter defined) (i) Maker shall not be entitled to any further Disbursement from the Deposit Account and (ii) Holder shall be entitled to take immediate possession and control of the Deposit Account (and all funds contained therein) and to pursue all of its rights and remedies available to Holder under the Loan Documents, at law and in equity.

(j) All of the terms and conditions of the Loan Documents shall apply during the Extension Term, except as expressly set forth above, and except that no further extensions of the Loan shall be permitted.

(k) For the purposes of the foregoing:

(i) “Excess Funds” shall mean, on any Additional Payment Date, the amount of funds then existing in the Deposit Account (including any Net Operating Income due on the applicable Additional Payment Date), less an amount equal to the sum of three regularly scheduled payments of principal and interest due on this AHAC Note and the other Loan Documents;

(ii) “Net Operating Income” shall mean, for any particular period of time, Gross Revenue for the relevant period, less Operating Expenses for the relevant period; provided, however, that if such amount is equal to or less than zero (0), Net Operating Income shall equal zero (0);

(iii) “Gross Revenue” shall have the definition as set forth in the Deed of Trust (as defined below); and

(iv) “Operating Expenses” shall mean the sum of all ordinary and necessary operating expenses actually paid by Maker in connection with the operation of the Property during the relevant period for which the calculation of Operating Expenses is being made, including, but not limited to, (a) payments made by Maker for taxes and insurance required under the Loan Documents, and (b) monthly debt service payments as required under this AHAC Note and the other Loan Documents.

3. Budgets During Extension Term.

(a) Within fifteen (15) days following the Maturity Date and on or before December 1 of each subsequent calendar year, Maker shall deliver to Holder a proposed revenue and expense budget for the Property for the remainder of the calendar year in which the Maturity Date occurs or the immediately succeeding calendar year (as applicable). Such budget shall set forth Maker’s projection of Gross Revenue and Operating Expenses for the applicable calendar year, which shall be subject to Holder’s reasonable approval. Once a proposed budget has been reviewed and approved by Holder, and Maker has made all revisions requested by Holder, if any, the revised budget shall be delivered to Holder and shall thereafter become the budget for the Property hereunder (any such budget referred to as the “Budget”) for the applicable calendar year. If Maker and Holder are unable to agree upon a Budget for any calendar year, the budgeted Operating Expenses (excluding extraordinary items) provided in the Budget for the Property for the preceding calendar year shall be considered the Budget for the Property for the subject calendar year until Maker and Holder agree upon a new Budget for such calendar year.

(b) During the Extension Term, Maker shall operate the Property in accordance with the applicable Budget for the applicable calendar year, and the total of expenditures relating to the Property exceeding one hundred and five percent (105%) of the aggregate of such expenses set forth in the applicable Budget for the applicable time period shall not be treated as Operating Expenses for the purposes of calculating “Net Operating Income,” without the prior written consent of Holder except for emergency expenditures which, in Maker’s good faith judgment, are reasonably necessary to protect, or avoid immediate danger to, life or property.

4. Reports During Extension Term.

(a) During the Extension Term, Maker shall deliver to Holder all financial statements reasonably required by Holder to calculate Net Operating Income, including, without limitation, a monthly statement to be delivered to Holder concurrently with Maker’s payment of Net Operating Income that sets forth the amount of Net Operating Income accompanying such statement and Maker’s calculation of Net Operating Income for the relevant calendar month. Such statements shall be certified by an executive officer of Maker or Maker’s manager, managing member or general partner (as applicable) as having been prepared in accordance with the terms hereof and to be true, accurate and complete in all material respects.

(b) In addition, on or before April 1 of each calendar year during the Extension Term, Maker shall submit to Holder an annual income and expense statement for the Property that shall include the calculation of Gross Revenue, Operating Expenses and Net Operating Income for the preceding calendar year and shall be accompanied by Maker’s reconciliation of any difference between the actual aggregate amount of the Net Operating Income for such calendar year and the aggregate amount of Net Operating Income for such calendar year actually remitted to Holder. All such statements shall be certified by an executive officer of Maker or Maker’s manager, managing member or general partner (as applicable) as having been prepared in accordance with the terms hereof and to be true, accurate and complete in all material respects. If any such annual financial statement discloses any inconsistency between the calculation of Net Operating Income and the amount of Net Operating Income actually remitted to Holder, Maker shall, within ten (10) days following receipt by Maker of such annual financial statements, remit to Holder the amount of any underpayment of Net Operating Income for such calendar year or, in the event of an overpayment by Maker (as confirmed in writing by Holder), the amount of such overpayment may be withheld from the immediately subsequent payment of Net Operating Income required hereunder.

(c) Holder may notify Maker within sixty (60) days after receipt of any annual statement or report required under Section 4(b) of this AHAC Note that Holder disputes any computation or item contained in any portion of such statement or report. If Holder so notifies Maker, Holder and Maker shall meet in good faith within twenty (20) days after Holder’s notice to Maker to resolve such disputed items. If, despite such good faith efforts, the parties are unable to resolve the dispute at such meeting or within ten (10) days thereafter, the items shall be resolved by an independent certified public accountant designated by Holder within fifteen (15) days after the end of such ten (10) day period. The determination of such accountant shall be final. All fees of such accountant shall be paid by Maker. Maker shall remit to Holder any additional amount of Net Operating Income found to be due for such periods within ten (10) days after the resolution of such dispute by the parties or the accountant’s determination, as applicable. The amount of any overpayment found to have been made for such periods may be withheld from the immediately subsequent payment of Net Operating Income required hereunder.

(d) Maker shall at all times keep and maintain full and accurate books of account and records adequate to reflect correctly all items required in order to calculate Gross Revenue, Operating Expenses and Net Operating Income.

5. Prepayment.

(a) Maker shall have no right to prepay all or any part of this AHAC Note before the date that is twenty-four (24) calendar months from and after the first day immediately following the Stub Interest Period (the “Lockout Expiration Date”).

(b) At any time on or after the Lockout Expiration Date (but subject to clause (i), clause (ii) and clause (iii) of this Section 5(b)), Maker shall have the right to prepay the full then outstanding principal amount of this AHAC Note, and all other amounts due under this AHAC Note and the other Loan Documents, and all accrued but unpaid interest thereon as of the date of prepayment, provided that (i) Maker gives not less than thirty (30) days’ prior written notice to Holder of Maker’s election to prepay this AHAC Note, (ii) Maker pays a prepayment premium to Holder equal to the greater of (A) one percent (1%) of the outstanding principal amount of this AHAC Note or (B) the Present Value of this AHAC Note (hereinafter defined) (less the amount of principal being prepaid, calculated as of the prepayment date), and (iii) Maker simultaneously prepays the full principal amount, together with all accrued interest and unpaid interest and any and all other amounts due under the AGLIC Note, as provided in that certain Promissory Note (AGLIC), of even date herewith, made by Maker to American General Life Insurance Company, a Texas corporation, in original principal amount of $11,684,000 (the “AGLIC Note”) and under each of the other Loan Documents. Any notice of prepayment delivered by Maker to Holder under this Section 5 may be revoked by delivery of written notice to Holder of such revocation at least ten (10) Business Days prior to the date of such prepayment.

(c) Notwithstanding the provisions of this Section 5, no prepayment premium shall be due (i) in connection with any involuntary prepayment due to the application by Holder of any insurance proceeds or condemnation awards to the principal balance of Loan, provided, that no monetary Default, material non-monetary Default or Event of Default is continuing at the time of such application of insurance proceeds or condemnation awards, or (ii) in connection with a prepayment that is made during the ninety (90) day period immediately preceding the Maturity Date.

(d) Holder shall notify Maker of the amount and basis of determination of the prepayment premium. Holder shall not be obligated to accept any prepayment of the principal balance of this AHAC Note unless such prepayment is accompanied by (i) the applicable prepayment premium, if any, (ii) the entire outstanding principal balance of the Loan, and (iii) all accrued and unpaid interest and other amounts due under this AHAC Note, the AGLIC Note and all other amounts due under the Loan Documents. Maker may not prepay the Loan on a Friday, on any day that is not a Business Day or on any day preceding a public holiday, or the equivalent for banks generally under the laws of the State of New York.

(e) In no event shall Maker be permitted to make any partial prepayments of this AHAC Note, except for (i) the making of regularly scheduled payments of principal pursuant to Section 1 above, (ii) the application of insurance proceeds or condemnation awards to the principal balance of this AHAC Note, as provided herein and in the Deed of Trust or (iii) any payment by Maker to Holder of the “Release Price” as such term is defined in that certain Partial Release of Property Agreement, of even date herewith, by and between Maker and Holder (the “Partial Release of Property Agreement”), in each case pursuant to and in accordance with the terms and provisions of the Partial Release of Property Agreement.

(f) If Holder accelerates this AHAC Note for any reason, then in addition to Maker’s obligation to pay the then outstanding principal balance of this AHAC Note and all accrued but unpaid interest thereon and any amounts due hereunder or under the other Loan Documents, Maker shall pay to Holder an additional amount equal to the prepayment premium that would be due to Holder if Maker were voluntarily prepaying this AHAC Note at the time that such acceleration occurred, or if under the terms hereof no voluntary prepayment would be permissible on the date of such acceleration, Maker shall pay a prepayment premium equal to 150% of the highest prepayment premium set forth in this AHAC Note, calculated as of the date of such acceleration as if prepayment were permitted on such date.

(g) For the purposes of the foregoing:

(i) The “Present Value of this AHAC Note” with respect to any prepayment of this AHAC Note, as of any date, shall be determined by discounting all scheduled payments of principal and interest remaining to the Maturity Date of this AHAC Note, attributed to the amount being prepaid, at the Discount Rate. If prepayment occurs on a date other than a regularly scheduled payment date (each, a “Payment Date”), the actual number of days remaining from the prepayment date to the next Payment Date will be used to calculate such discount within such period;

(ii) The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually;

(iii) The “Treasury Rate” is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of this AHAC Note, for the week prior to the prepayment date, as reported in Federal Reserve Statistical Release H.15—Selected Interest Rates, conclusively determined by Holder on the prepayment date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. In the event Release H.15 is no longer published, Holder shall select a comparable publication to determine the Treasury Rate.

(h) Holder shall not be obligated to actually reinvest the amount prepaid in any treasury obligations as a condition precedent to receiving any prepayment premium or for any other reason.

(i) Notwithstanding the foregoing, at any time during the Extension Term, Maker shall have the right to prepay the full then-outstanding principal amount of the Loan, and all other amounts due under this AHAC Note and the other Loan Documents, and all accrued but unpaid interest thereon as of the date of prepayment, without prepayment premium thereon.

6. Payments. Whenever any payment to be made under this AHAC Note shall be stated to be due on a Saturday, Sunday or public holiday or the equivalent for banks generally under the laws of the State of New York (any other day being a “Business Day”), such payment may be made on the next succeeding Business Day.

7. Default Rate.

(a) The entire balance of principal, interest, and any other sums due under this AHAC Note and the other Loan Documents that are not paid when due (including, without limitation, the payment of the outstanding principal balance of this AHAC Note upon the Maturity Date), by acceleration or otherwise, shall bear interest from the date due until the date so paid at an interest rate equal to the greatest of (i) a per annum rate equal to five percent (5%) over the prime rate published in The Wall Street Journal on the first Business Day of each month or (ii) a per annum rate equal to five percent (5%) over the Original Interest Rate (the “Default Rate”); provided, however, that such rate shall not exceed the maximum permitted by applicable state or federal law. In the event The Wall Street Journal is no longer published or no longer publishes such prime rate, Holder shall select a comparable reference.

(b) If any payment under this AHAC Note is not made when due, interest shall accrue on the entire outstanding balance of principal on the Loan at the Default Rate from the date such payment was due until payment is actually made. If any Event of Default shall occur, then during the continuance of such Event of Default, interest shall accrue on the outstanding principal balance of the Loan at the Default Rate.

8. Late Charges. In addition to interest as set forth herein, Maker shall pay to Holder a late charge equal to four percent (4%) of any amounts due under this AHAC Note in the event any such amount is not paid when due, except for the outstanding principal balance and any other amounts due upon the Maturity Date; provided, however, that with respect to any such late payment, such late charge shall be charged only one time in respect of such late payment

9. Application of Payments. All payments hereunder shall be applied in the following order: (i) first, to the payment of late charges, if any; (ii) second, to the payment of prepayment premiums, if any; (iii) third, to the repayment of any sums advanced by Holder for the payment of any insurance premiums, taxes, assessments or other charges against the Property securing this AHAC Note, if any, and any other costs and expenses incurred by Holder in accordance with the Loan Documents (together with interest thereon at the Default Rate from the date of advance until repaid), if any; (iv) fourth, to the payment of accrued and unpaid interest on this AHAC Note and other amounts due and payable under the other Loan Documents (other than principal), if any; and (v) fifth, to the reduction of principal of this AHAC Note and the AGLIC Note. Notwithstanding the foregoing, for so long as any Event of Default is continuing, Holder shall have the continuing exclusive right to apply any payments received by Holder from or on behalf of Maker as Holder may elect against the then due and owing obligations of Maker under this AHAC Note, the AGLIC Note and the other Loan Documents in such order of priority or in such allocations as Holder may determine advisable in its sole and absolute discretion.

10. Immediately Available Funds. All payments under this AHAC Note shall be payable in immediately available funds without setoff, counterclaim or deduction of any kind, and shall be made by electronic funds transfer from a bank account established and maintained by Maker for such purpose.

11. Security. This AHAC Note is secured by, among other things, (i) that certain Deed of Trust, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases and Rents, dated as of even date herewith, granted by Maker to Fidelity National Title Company of Oregon, an Oregon corporation, as trustee, for the benefit of the named Holder (as the same may be amended, restated, modified and/or supplemented from time to time, the “Deed of Trust”), encumbering certain real property and improvements thereon and as more particularly described in such Deed of Trust (the “Property”), and (ii) the Guaranty Agreement (as defined in the Deed of Trust).

12. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Deed of Trust.

13. Event of Default. Each of the following events will constitute an event of default (an “Event of Default”) under this AHAC Note, the AGLIC Note and under the Deed of Trust and each other document evidencing or securing or executed in connection with the Loan (collectively, the “Loan Documents”), and any Event of Default under any Loan Document shall constitute an Event of Default hereunder and under each of the other Loan Documents:

(a) any failure to pay when due (i) any interest or principal or (ii) any other amount in a sum certain under this AHAC Note, the Deed of Trust or under any of the other Loan Documents for which sum there is a scheduled date for payment or for which there is a date certain for payment; or

(b) any failure to pay within five (5) days following demand by Holder for any amount due and payable by Maker under this AHAC Note or under any other Loan Document other than any amount described in Section 13(a) above; or

(c) any failure of Maker to properly perform any obligation contained herein or in any of the other Loan Documents (other than the obligation to make payments under this AHAC Note or the other Loan Documents) and the continuance of such failure for a period of thirty (30) days following written notice thereof from Holder to Maker; provided, however, that if such failure is not curable within such thirty (30) day period, then, so long as Maker commences to cure such failure within such thirty (30) day period and is continually and diligently attempting to cure to completion, such failure shall not be an Event of Default unless such failure remains uncured for ninety (90) days after such written notice to Maker (for the avoidance of doubt, any “Event of Default” as defined under the Deed of Trust and any other Loan Document is an Event of Default under this AHAC Note, and shall not be subject to the cure period set forth in this Section 13(c)); or

(d) if, at any time during the Extension Term, Gross Revenue for any calendar month shall be less than ninety-three percent (93%) of the amount of projected Gross Revenue for such month set forth in the applicable Budget;

(e) the occurrence of any event that is deemed to be an “Event of Default” under any provision of this AHAC Note, the AGLIC Note, the Deed of Trust or any other Loan Document.

14. Acceleration. During the existence of any Event of Default, the entire outstanding balance of principal, accrued interest, and other sums owing hereunder shall, at the option of Holder, become at once due and payable without notice or demand. Upon the occurrence of any Event of Default described in Section 13(d) hereof, Holder shall have the option, in its sole and absolute discretion, to either (a) exercise any remedies available to Holder under the Loan Documents, at law, in equity or otherwise, or (b) require Maker ttl submit a new proposed budget for Holder’s approval. If Holder agrees to accept such new proposed budget, then such budget shall become the Budget for all purposes hereunder. If an Event of Default exists, Holder may exercise any right, power or remedy permitted by law or set forth herein or in the Deed of Trust or any other Loan Document.

15. Conditions Precedent. Maker hereby certifies and declares that all acts, conditions and things required to be done or performed or to have happened precedent to the creation and issuance of this AHAC Note, and in order to constitute this AHAC Note the legal, valid and binding obligation of Maker, enforceable in accordance with the terms hereof, have been done or performed or have happened in due and strict compliance with all applicable laws or have been expressly waived in writing by Holder.

16. Certain Waivers and Consents. Maker and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, hereby severally (a) waive presentment, demand, protest, notice of protest and/or dishonor, and all other demands or notices of any sort whatever with respect to this AHAC Note, (b) consent to impairment or release of collateral, extensions of time for payment, and acceptance of partial payments before, at, or after maturity, (c) waive any right to require Holder to proceed against any security for this AHAC Note before proceeding hereunder, (d) waive diligence in the collection of this AHAC Note or in filing suit on this AHAC Note, and (e) agree to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees, which may be incurred in the collection of this AHAC Note or any part thereof or in preserving, securing possession of, and realizing upon any security for this AHAC Note.

17. Usury Savings Clause. The provisions of this AHAC Note and of all agreements between Maker and Holder are, whether now existing or hereinafter made, hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, prepayment, demand for payment or otherwise, shall the amount paid, or agreed to be paid, to Holder for the use, forbearance or detention of the principal hereof or interest hereon, which remains unpaid from time to time, exceed the maximum amount permissible under applicable law. In particular, it is the intention of the parties hereto to conform strictly to the laws of the State of Oregon and Federal law, whichever is applicable. If as a result of any circumstance whatsoever, the performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder pertaining to the subject matter hereof shall, at the time performance or fulfillment of such provision is due, involve or purport to require any payment in excess of the limits then prescribed by applicable law, then the obligation to be performed or fulfilled shall hereby be reduced to such limit as to be valid under such applicable law, and if as a result of any circumstance whatsoever, Holder should receive as interest under this AHAC Note an amount which would exceed the then highest lawful rate, the amount by which such interest payment would exceed such highest lawful rate shall be applied to the reduction of the principal balance owing hereunder without prepayment or penalty (or, at Holder’s option, be paid to Maker) and in no event shall be counted as interest. To the fullest extent permitted by then applicable law, the determination of the legal maximum amount of interest shall at any and all times be made by amortizing, prorating, allocating and spreading in equal parts over the period of the full stated term of this AHAC Note, all interest at any time contracted for, charged or received from Maker in connection with this AHAC Note and all other agreements between Maker and Holder pertaining to the subject matter hereof, so that the actual rate of interest on account of the indebtedness represented by this AHAC Note is uniform throughout the term hereof and complies with all applicable law.

18. Non-Recourse; Exceptions to Non-Recourse.

(a) Nothing contained in the Loan Documents shall be deemed to impair, limit or prejudice Holder’s rights (I) in foreclosure proceedings or in any ancillary proceedings brought to facilitate Holder’s foreclosure on the Property or any portion thereof or to exercise any specific rights or remedies afforded to Holder under any other provisions of the Loan Documents or by law, in equity or otherwise, subject to the non-recourse provisions set forth below, (II) to recover under any guaranty given in connection with the Loan, or (III) to pursue any personal liability of Maker and Guarantor under the Guaranty Agreement, the Environmental Indemnity Agreement or the ERISA indemnity provisions of the Deed of Trust. Except as expressly hereinafter set forth, the recourse of Holder with respect to the obligations evidenced by this AHAC Note, the Deed of Trust and the other Loan Documents (except for the Guaranty Agreement and the Environmental Indemnity Agreement) shall be solely to the Property, Chattels, Intangible Personalty and other Collateral (as such terms are defined in the Deed of Trust). Notwithstanding anything else to the contrary contained in this AHAC Note, the Deed of Trust or in any other Loan Document, nothing shall be deemed in any way to impair, limit or prejudice the rights of Holder to collect or recover from Maker and/or the Guarantor the amount of: (i) any damages, costs or loss (including, without limitation, reasonable attorneys’ fees) incurred by Holder as a result of waste by Maker; (ii) any condemnation award or insurance proceeds attributable to the Property that were not paid to Holder or used to restore the Property in accordance with the terms of the Deed of Trust; (iii) any Gross Revenue generated by the Property collected by or for Maker (A) during the existence of any Event of Default under any Loan Document and not properly applied to the reasonable fixed and operating expenses of the Property, including, without limitation, payments under this AHAC Note and other sums due under the Loan Documents, or (B) to the extent not properly deposited into the Deposit Account (as defined in the Cash Collateral Agreement); (iv) any security deposits collected by or for Maker (including, without limitation, pursuant to any letter of credit held by Maker in lieu of a cash security deposit) and not applied in accordance with the applicable Leases (as defined in the Deed of Trust); (v) any accrued taxes, assessments, and/or utility charges affecting the Property (whether or not the same have been billed to Maker) that are either unpaid by Maker or advanced by Holder under the Deed of Trust; (vi) any sums expended by Holder in fulfilling the obligations of Maker, as lessor, under any Lease affecting the Property except to the extent (a) such obligations arise after Holder’s acquisition of title to the Property and (b) such Leases were previously approved in writing by Holder; (vii) any damages, costs or loss suffered by Holder (that would otherwise be covered by insurance) as a result of Maker’s failure to maintain any insurance required under the terms of any Loan Document and/or pay any deductible under any such insurance; and (viii) the amount of any loss, damages, or costs suffered by Holder as a result of any execution, amendment, modification, assignment or termination of any Lease to any Required Tenant (including, without limitation, the tenant under the Ground Lease), or any execution or subsequent amendment, modification, assignment or termination of any Lease for any space currently occupied by any Required Tenant (including, without limitation, the tenant under the Ground Lease), in each case without Holder’s prior written consent. For the avoidance of doubt, the matters set forth in this paragraph (a) shall be fully recourse to Maker and the Guarantors.

(b) The agreement contained in this Section 18 to limit the personal liability of Maker to its interest in the Property, Chattels, Intangible Personalty and other Collateral shall become null and void and be of no further force and effect, and Maker and the Guarantors shall be personally liable for the repayment of the Secured Obligations (as defined in the Deed of Trust) in the event (i) of any breach or violation of Section 5.4, Section 5.5 or Section 5.7 of the Deed of Trust; (ii) of any fraud or material misrepresentation by Maker in connection with the Property, the Loan Documents or the Loan Application (as defined in the Deed of Trust); (iii) that Maker forfeits the Property, the Chattels, the Intangible Personalty or other Collateral or any portion of the Property, the Chattels, the Intangible Personalty or other Collateral due to criminal activity; or (iv) of any attempt (other than an assertion, as an affirmative defense to foreclosure, that Maker has paid any and all amounts then due under the Loan Documents, or that Holder’s calculation of such amounts due is incorrect, in each case advanced in good faith and on a sound legal and factual basis) by Maker, the Guarantors or any other Grantor Owner Person (as defined in the Deed of Trust) to materially delay any foreclosure against the Property, Chattels, Intangible Personalty and/or other Collateral, or any other exercise by Holder of its remedies under the Loan Documents, which attempts shall include, without limitation, (A) any claim that any Loan Document is invalid or unenforceable to an extent that would preclude any such foreclosure or other exercise of remedies, (B) Maker filing a petition in bankruptcy, Maker acquiescing in an involuntary bankruptcy proceeding, Maker failing to oppose in good faith the entry of an order for relief pursuant to any involuntary bankruptcy filed against Maker, Maker filing a petition or answer seeking, or failing to oppose any petition or answer seeking, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the bankruptcy laws of the United States or under any other similar federal, state or other statute relating to relief from indebtedness (whether filed by or against Maker), or Maker consenting to or colluding in the filing of any involuntary bankruptcy petition against Maker, or (C) the appointment (other than by Holder) of a receiver, trustee or liquidator with respect to Maker or the Property or any part thereof.

19. Severability. If any provision hereof or of any other document securing or otherwise related to the indebtedness evidenced hereby is, for any reason and to any extent, deemed invalid or unenforceable in any jurisdiction or with respect to any person, entity or circumstances, then neither the remainder of the document in which such provision is contained, nor the application of such provision in respect of other persons, entities, or circumstances, nor any other document referred to herein, shall be affected by such invalidity or lack of enforceability, but, instead, shall be enforceable to the maximum extent permitted by law.

20. Transfer of Note. Each provision of this AHAC Note shall be and remain in full force and effect notwithstanding any negotiation or transfer hereof and any interest herein to any other Holder or participant.

21. Security Interest. Maker hereby pledges and grants to Holder a security interest in and to any money or other property which Holder may at any time have or hold on deposit for Maker.

22. Governing Law. Regardless of the place of its execution, this AHAC Note shall be construed and enforced in accordance with the substantive laws of the State of Oregon, without reference to conflicts of law principles.

23. Time of Essence. Time is of the essence in respect of each of the terms and provisions of this AHAC Note.

24. Remedies Cumulative. The remedies provided to Holder in this AHAC Note, the Deed of Trust and the other Loan Documents are cumulative and concurrent and may be exercised singly, successively or jointly against Maker, the Property, the Chattels, the Intangible Personality and the other Collateral and the other security, or against Guarantor or any obligor under, or guarantor of, this AHAC Note or the other Loan Documents, at the sole and absolute discretion of Holder.

25. No Waiver. Holder shall not by any act or omission be deemed to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Holder and then only to the extent specifically set forth therein. A waiver of any singular right or remedy granted to Holder hereunder shall not be construed as continuing or as a bar to or waiver of any other right or remedy granted to Holder hereunder.

26. Joint and Several Obligation. If Maker is more than one Person, then: (a) all Persons comprising Maker are jointly and severally liable for all of Maker’s obligations hereunder; (b) all representations, warranties and covenants made by Maker shall be deemed representations, warranties and covenants of each of the Persons comprising Maker; (c) any breach, Default or Event of Default by any of the Persons comprising Maker hereunder shall be deemed to be a breach, Default or Event of Default of each of the Persons comprising Maker; and (d) any reference herein contained to the knowledge or awareness of Maker shall mean the knowledge or awareness of any of the Persons comprising Maker.

27. WAIVER OF JURY TRIAL. MAKER AND HOLDER KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER MAKER OR HOLDER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON THIS AHAC NOTE, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AHAC NOTE, THE DEED OF TRUST, OR ANY OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR TO ANY LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR MAKER AND HOLDER TO ENTER INTO THE LOAN TRANSACTION EVIDENCED BY THIS AHAC NOTE.

28. WAIVER OF PREPAYMENT RIGHT WITHOUT PREMIUM. EXCEPT AS EXPLICITLY SET FORTH HEREIN, MAKER HEREBY EXPRESSLY WAlVES ANY RIGHT IT MAY HAVE UNDER APPLICABLE LAW IN EQUITY OR OTHERWISE TO PREPAY THIS AHAC NOTE, IN WHOLE OR IN PART, WITHOUT PREPAYMENT PREMIUM, UPON ACCELERATION OF THE MATURITY DATE OF THIS AHAC NOTE OR OTHERWISE, AND AGREES THAT, IF FOR ANY REASON A PREPAYMENT OF ALL OR ANY PART OF THIS AHAC NOTE IS MADE, WHETHER VOLUNTARILY OR FOLLOWING ANY ACCELERATION OF THE MATURITY DATE OF THIS AHAC NOTE BY HOLDER ON ACCOUNT OF THE OCCURRENCE OF ANY EVENT OF DEFAULT ARISING FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, AS A RESULT OF ANY PROHIBITED OR RESTRICTED TRANSFER, PROHIBITED OR RESTRICTED FURTHER ENCUMBRANCE OR PROHIBITED OR RESTRICTED DISPOSITION OF THE PROPERTY OR ANY PART THEREOF SECURING THIS AHAC NOTE, THEN MAKER SHALL BE OBLIGATED TO PAY, CONCURRENTLY WITH SUCH PREPAYMENT, THE PREPAYMENT PREMIUM AS PROVIDED FOR IN THIS AHAC NOTE OR, IN THE EVENT OF PREPAYMENT FOLLOWING ACCELERATION OF THE MATURITY DATE HEREOF WHEN THIS AHAC NOTE IS CLOSED TO PREPAYMENT, AS PROVIDED HEREIN AND IN THE DEED OF TRUST. MAKER HEREBY DECLARES THAT HOLDER’S AGREEMENT TO MAKE THE LOAN AT THE INTEREST RATE AND FOR THE TERM SET FORTH IN THIS AHAC NOTE CONSTITUTES ADEQUATE CONSIDERATION, GIVEN INDIVIDUAL WEIGHT BY MAKER, FOR THIS WAIVER AND AGREEMENT.

29. Acceptance of Cures for Events of Default. Notwithstanding anything to the contrary contained in this AHAC Note or the other Loan Documents (including, without limitation, any reference to the “continuance” of an Event of Default or to any Event of Default that is “continuing”), Holder shall in no event or under any circumstance be obligated or required to accept a cure by Maker or by any other Person of an Event of Default unless Holder agrees to do so in the exercise of its sole and absolute discretion, it being agreed that once an Event of Default has occurred and so long as Holder has not determined to accept a cure of such Event of Default in writing, Holder shall be absolutely and unconditionally entitled to pursue all rights and remedies available to it under the Loan Documents, at law or in equity or otherwise.

30. The following disclosure is made pursuant to Or. Rev. Stat. § 41.580:

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BENEFICIARY AFTER OCTOBER 3, 1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BENEFICIARY TO BE ENFORCEABLE.

[Balance of Page Intentionally Left Blank; Signatures on Following Page]

IN WITNESS WHEREOF and intending to be legally bound, Maker has duly executed this Note as of the date first above written.

MAKER: AMBERGLEN PROPERTIES LIMITED PARTNERSHIP, an Oregon limited partnership

By:	Gibralt Amberglen LLC, a Delaware limited liability company, its general partner

	By:	City Office REIT Operating Partnership, L.P., a Maryland limited partnership, its sole member

		By:	City Office REIT, Inc., a Maryland corporation, its general partner

			By:	/s/ Anthony Maretic
			Name:	Anthony Maretic
			Title:	C.F.O

PROVINCE OF BRITISH COLUMBIA	)
) ss.:
COUNTY OF CANADA	)

On the 22 day of April in the year 2014 before me, the undersigned, a Notary Public in and for said State, personally appeared, Anthony Maretic personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individuals(s) acted, executed the instrument.

/s/ David Klein
(Signature and office of individual taking acknowledgment.)
Notary Public
My Commission Expires: N/A

[Acknowledgment on behalf of Maker]